EXHIBIT 3

LOCK-UP AGREEMENT

May 13, 2022

Morgan Stanley & Co. LLC

Jefferies LLC

Cowen and Company, LLC

c/o	Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

c/o	Jefferies LLC
520 Madison Avenue
New York, NY 10022

c/o	Cowen and Company, LLC
599 Lexington Avenue
New York, NY 10022

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”), Jefferies LLC (“Jefferies”) and Cowen and Company, LLC (“Cowen” and together with Morgan Stanley and Jefferies, the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Third Harmonic Bio, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several underwriters, including the Representatives (the “Underwriters”), of shares (the “Shares”) of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned. The foregoing paragraph shall not apply to:

(a)              transactions relating to shares of Common Stock or other securities acquired in the Public Offering or in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in the Public Offering or in such open market transactions;

(b)                transfers or distributions of shares of Common Stock or any security convertible into Common Stock (i) as a bona fide gift or charitable contribution, (ii) by will or intestacy or to any member of the undersigned’s immediate family or to a trust for the direct or indirect benefit of the undersigned and/or any member of the undersigned’s immediate family, (iii) to any corporation, partnership, limited liability company or other business entity, all of the beneficial ownership interests of which, in each such case, are held by the undersigned or any member of the undersigned’s immediate family, (iv) if the undersigned is an entity, to limited partners, members, stockholders or holders of similar equity interests in the undersigned, or (v) if the undersigned is an entity, to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlled or managed by the undersigned or affiliated with the undersigned; provided that, in the case of any transfer or distribution pursuant to this clause (b), (A) each transferee, donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement, (B) such transfer or distribution does not involve a disposition for value, and(C) no filing under Section 16(a) of the Exchange Act or other public announcement reporting a reduction in beneficial ownership of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock shall be required or shall be voluntarily made during the Restricted Period (other than, in the case of a transfer or other disposition pursuant to clause (i) or (ii) above, a Form 5 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act, any such filing will indicate by footnote disclosure or otherwise the nature of the transfer or disposition);

(c)                transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock by operation of law pursuant to a qualified domestic order or other court order or in connection with a divorce

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settlement; provided that (i) any filing under Section 16(a) of the Exchange Act made during the Restricted Period shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described in this clause (c) and (B) no securities were sold by the undersigned, (ii) the undersigned does not otherwise voluntarily effect any other public filing or report regarding such transfers during the Restricted Period, and (iii) each transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement;

(d)                (i) the exercise of options or other similar awards or the vesting or settlement of awards granted pursuant to the Company’s equity incentive plans as described in the Prospectus and outstanding on the date of the Underwriting Agreement (including the delivery and receipt of shares of Common Stock, other awards or any securities convertible into or exercisable or exchangeable for shares of Common Stock in connection with such exercise, vesting or settlement), or (ii) the transfer or disposition of shares of Common Stock or any securities convertible into shares of Common Stock by the undersigned to the Company (or the purchase and cancellation of the same by the Company) upon a vesting or settlement event of the Company’s securities or upon the exercise of options to purchase the Company’s securities expiring during the Restricted Period, on a “cashless” or “net exercise” basis solely to the extent permitted by the instruments representing such options, in each case pursuant to the Company’s equity incentive plans as described in the Prospectus and solely to cover withholding tax obligations in connection with such transaction and any transfer to the Company for the payment of taxes as a result of such transaction, provided that (A) the shares of Common Stock received upon the exercise, vesting, or settlement of the options or other awards described in this clause (d) are subject to the terms of this agreement, (B) no public disclosure or filing under Section 16(a) of the Exchange Act shall be voluntarily made during the Restricted Period,(C) to the extent a filing under Section 16(a) of the Exchange Act is required during the Restricted Period as a result of transfers described in clause (d)(i), it shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in clause (d)(i) and that the shares of Common Stock received upon the exercise, vesting, or settlement of such options or other awards are subject this agreement, and (D) with respect to any transfers or dispositions described in clause (d)(ii) above, no public disclosure or filing shall be made during the Restricted Period within 60 days after the date of the Prospectus (unless such equity award would otherwise expire during such period), and after such 60th day, if the undersigned is required to file a report reporting a reduction in beneficial ownership of shares of Common Stock during the Restricted Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in clause (d)(ii) and that the shares of Common Stock received upon such exercise or settlement are subject to this agreement;

(e)                transfers to the Company pursuant to the repurchase of shares of Common Stock in connection with the termination of the undersigned’s employment with the Company or other service relationship with the Company pursuant to contractual agreements with the Company as in effect as of the date of the Prospectus and disclosed in the Prospectus, provided that, if the undersigned is required to file a report reporting a reduction in beneficial ownership of shares of Common Stock during the Restricted Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates

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to the circumstances described in this clause (e) and no public disclosure or filing shall be voluntarily made;

(f)                 transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock that are required to effect the recapitalization of the Company as described in the Prospectus and completed prior to the completion of the Public Offering, including the conversion of the outstanding preferred shares of the Company, provided that (A) any shares of Common Stock received upon the exercise or exchange of any such convertible securities remain subject to the terms of this agreement and (B) no filing under Section 16(a) of the Exchange Act or other public filing, report or announcement shall be voluntarily made and, if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;

(h)               facilitating the establishment of a trading plan on behalf of a stockholder, officer, or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period; or

(i)                 transfers pursuant to a bona fide third-party tender offer for all outstanding shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock, merger, amalgamation, consolidation or other similar transaction approved by the Company’s Board of Directors and made to all holders of the Company’s securities involving a “change of control” of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of shares of Common Stock or other such securities in connection with such transaction, or vote any shares of Common Stock or other such securities in favor of any such transaction); provided that in the event that such tender offer, merger, amalgamation, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the provisions of this agreement.

In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose intention to, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

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For purposes of this agreement, (i) “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin, and (ii) “change of control” shall mean the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of greater than 75% of total voting power of all outstanding voting securities of the Company (or the surviving entity).

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer- directed Shares the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company will agree or has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

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Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned understands that, if (i) the Representatives, on the one hand, or the Company, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, (iii) the registration statement related to the Public Offering is withdrawn prior to the execution of the Underwriting Agreement or (iv) the Underwriting Agreement is not executed on or before November 15, 2022 (provided that the Company may by written notice to the undersigned prior to November 15, 2022 extend such date for a period of up to an additional three months in the event that the Underwriting Agreement has not been executed by such date), then, in each case, this agreement shall automatically, and without any action on the part of any other party, be of no further force and effect, and the undersigned shall be automatically released from all obligations under this agreement.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows]

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Very truly yours,

Rob Perez
Name of Securityholder (Print exact name)

By:	/s/ Rob Perez
Signature

If not signing in an individual capacity:

GENERAL ATLANTIC (TH), L.P.

By:	General Atlantic (SPV) GP, LLC, its general partner

By:	/s/ Michael Gosk
Name:	Michael Gosk
Title:	Managing Director

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

[Signature Page to Lock-Up Agreement]

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